UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: April 17, 2015

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On April 17, 2015, General Moly, Inc. (the “Company”) announced an agreement with Amer International Group Co., Ltd. (“Amer”), under which Amer will (1) acquire an equity interest in the Company by purchasing the shares of our common stock, and (2) assist the Company in obtaining a loan from one or more prime Chinese banks to fund our share of costs related to the development of the Mt. Hope Project, or approximately $700 million, including providing a guarantee of that loan. These transactions are described in more detail below.

Investment and Securities Purchase Agreement

The discussion herein is qualified in its entirety by the full text of the Investment and Securities Purchase Agreement (the “Purchase Agreement”), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of Shares of Common Stock to Amer.  Under the Purchase Agreement, we have agreed to issue to Amer at closing 40,000,000 shares of common stock for a purchase price per share of $0.50, which represents the volume weighted average price for the 90 days before the signing of the Purchase Agreement (“90 Day VWAP”).  These shares will equal approximately 25.7% of our outstanding common stock on a fully-diluted basis following the purchase.  Fully-diluted means all of our outstanding common stock plus all shares issuable on conversion or exercise of outstanding equity awards, convertible notes and warrants, whether or not currently exercisable.

Issuance of Warrants to Amer.  At the closing of the Purchase Agreement, we will issue to Amer warrants to purchase 80,000,000 shares of our common stock at an exercise price of $0.50 per share, which represents the 90 Day VWAP.  The warrants will become exercisable upon first drawdown under the Loan Agreement described under “—Loan Agreement” below, and will expire five years thereafter, or two years after the closing of the Purchase Agreement if the Loan Agreement has not been executed by that date.  If at any time after the 30-month anniversary of the date the warrants become exercisable, our share price exceeds $2.00 per share for 60 consecutive days, we may require Amer to exercise some or all of the warrants in our discretion.

Expense Reimbursement.  We have agreed to reimburse half of all fees and expenses of Amer’s experts, consultants and advisors in connection with the transaction, up to a maximum limit of $150,000.  These amounts will be deducted from the purchase price paid by Amer at the closing and the arrangement fee payable to Amer at the first drawdown under the Loan Agreement (as described under “—Loan Agreement” below).

We have also agreed to deposit $3 million of the purchase price paid by Amer into a joint bank account to be entered into by the Company and Amer at the closing of the Purchase Agreement.  The funds in this account will be used to reimburse the Company, Amer or third parties for reasonable expenses incurred in their efforts to obtain the loan under the Loan Agreement, which amounts will be deducted from the arrangement fee payable to Amer at the first drawdown under the Loan Agreement.  On the earlier of execution of the Loan Agreement or the two-year anniversary of the closing under the Purchase Agreement, any remaining funds in the joint account will be released to the Company.

Stockholder Approval.  Under the rules of the NYSE MKT LLC, on which the Company’s common stock is listed, and the Purchase Agreement, we are required to seek the approval of our stockholders for the issuance of stock and warrants to Amer.  In addition, the Purchase Agreement requires us to seek stockholder approval of an amendment to our certificate of incorporation to increase the authorized shares of common stock that we are permitted to issue.  We currently do not have sufficient unissued and unreserved shares of common stock available to issue all of the shares of common stock (including shares underlying the warrants) we are obligated to issue to Amer under the Purchase Agreement.  We intend to seek stockholder approval of these proposals (the “Amer Proposals”) at our Annual Meeting of Stockholders, currently scheduled for late June 2015.

Molybdenum Supply Agreement.  Amer will have the option to enter into a molybdenum supply agreement with us at the time the Loan Agreement is signed.  The agreement would have a ten-year term and would cover all of our remaining share of production not subject to preexisting supply agreements for the first five years, and 70% of our share of production for the second five years.  The purchase price under the agreement would be the monthly market spot price average less a 3% discount.

No Solicitation.  We have agreed that we and our officers, directors, employees and representatives will not encourage, participate in any negotiations for, or provide any information to any person in connection with any alternative proposal that would require us to abandon the transactions contemplated by the Purchase Agreement.  However, our Board is permitted to enter into discussions for a proposal that it determines is more favorable to our stockholders than the transactions contemplated by the Purchase Agreement.

We are required to notify Amer within 36 hours of our receipt of any alternative proposal and its material terms.  In the case of a superior proposal, Amer will have seven business days to amend the terms of our agreement so that the alternative proposal is no longer superior.

Break Fee.  We have agreed to pay Amer a break fee of five percent of the purchase price paid by Amer under the Purchase Agreement, if:

•                  We terminate the Purchase Agreement before our stockholders approve the Amer Proposals because our Board has authorized us to enter into a binding agreement for an alternative proposal with terms more favorable than the terms of the Purchase Agreement; or

•                  Either we or Amer terminate the Purchase Agreement because the closing has not occurred by December 31, 2015, and within 12 months after termination, we enter into an alternative transaction.

If the Purchase Agreement is terminated because our stockholders do not approve the Amer Proposals, then we have agreed to reimburse Amer for half of all fees and expenses of Amer’s experts, consultants and advisors in connection with the transaction, up to a maximum limit of $150,000.  In addition, if we enter into an alternative transaction within 12 months of termination, we must pay Amer the break fee, minus any reimbursed expenses.

Registration Rights.  We have agreed to register for resale the shares issued to Amer, including shares issuable upon exercise of the warrants, within nine months after the closing.

Conditions to Closing.  The closing under the Purchase Agreement is subject to the satisfaction of certain conditions, including receipt of stockholder approval of the equity issuances in connection with the transaction, receipt of necessary Chinese government approvals for certain portions of the transaction, a written letter of intent from a prime Chinese bank setting forth the primary terms of the Loan Agreement in accordance with the terms and conditions set forth in the Purchase Agreement, approval of the shares (including shares underlying the warrants) for listing on the NYSE MKT, reconstitution of our Board of Directors (the “Board”) effective upon closing as described under “—Stockholder Agreement—Board Composition and Compensation” below, and absence of certain defaults.  The parties may waive the conditions to their respective obligations.

Stockholder Agreement

In connection with the closing of the Purchase Agreement and the issuance of shares and warrants to Amer, we will enter into a stockholder agreement with Amer (the “Stockholder Agreement”).

Board Composition and Compensation.  The Stockholder Agreement will provide that, as of the closing of the Purchase Agreement, our Board will consist of eight members, two of whom will be designated by Amer.  Going forward, Amer will be entitled to nominate designees to the Board based on its ownership percentage, as follows:

•                  One nominee if Amer beneficially owns at least 10% of our issued and outstanding common stock;

•                  Two nominees if Amer beneficially owns at least 20% of our issued and outstanding common stock; and

•                  Three nominees if Amer beneficially owns at least 30% of our issued and outstanding common stock and the first drawdown under the Loan Agreement has occurred.

These percentages will be determined based on issued and outstanding shares only.  If Amer’s ownership percentage drops below any of these levels, it will cause the resignation of the number of directors it is no longer entitled to designate.  We will maintain the size of the Board at no more than eight members if Amer has two director nominees, and no more than seven members if Amer has three director nominees.

So long as Amer has at least two director designees, it may nominate one of its designees as Vice Chairman of the Board.  Amer designees will be entitled to serve on committees of the Board, as permitted by the rules of the NYSE MKT, in proportion to their percentage representation on the Board.  The Amer designees will be entitled to receive customary compensation for service on the Board, consistent with the compensation provided to other directors, as well as reimbursement of reasonable costs and expenses involved in attending meetings of the Board.

In addition, for so long as Amer’s guarantee of the Loan Agreement is outstanding, Amer will have the right to nominate one representative to the management committee of Eureka Moly, LLC.  The Amer designee will be entitled to receive reimbursement of reasonable costs and expenses involved in attending meetings of the management committee.

Limitations on Acquisitions.  The Stockholder Agreement will limit future acquisitions of our common stock by Amer.  Amer will agree that it and its affiliates will not purchase additional shares without our advance consent, except for acquisitions permitted by the Purchase Agreement or required by law, or issuances to Amer director designees as compensation for their service on the Board, if the purchase would increase Amer’s beneficial ownership percentage of our common stock (including shares underlying the warrants) above a maximum level, which initially will be 50.9%.  During the first 90 days after the first drawdown under the Loan Agreement, Amer’s maximum permitted ownership percentage of our common stock will be 35% (or such higher percentage as they hold on the date of the drawdown).  On the 91st day after the first drawdown under the Loan Agreement, the maximum percentage will be Amer’s beneficial ownership on that date, as adjusted to give effect to any exercise of Amer’s rights described under “—Right to Maintain Ownership Percentage” below.  If Amer and its affiliates at any time own more than the then-maximum percentage permitted under the Stockholder Agreement, they will be required to sell enough shares to cause their ownership to fall below the maximum.

Right to Maintain Ownership Percentage.  The Stockholder Agreement will provide that if we issue equity securities or securities convertible into or exercisable for equity securities, Amer will have the right to purchase its pro rata share of the securities offered on the same terms, in order to maintain its ownership percentage of our common stock.  Amer must exercise this right within 20 days of our notice to Amer of the issuance.

However, we may issue the following types of securities after the closing of the Purchase Agreement without first offering Amer a right to participate:

•                  Issuances under employee incentive plans approved by the Board;

•                  Issuances upon exercises or conversions of convertible securities outstanding on the closing date, such as our outstanding convertible notes and warrants;

•                  Issuances pursuant to stock splits, dividends or recapitalizations of the Company; or

•                  Offerings in connection with the financing of the Mt. Hope Project that are required to make the first drawdown under the Loan Agreement.

If on the date of the first drawdown under the Loan Agreement, Amer owns less than 35% of our common stock on a fully diluted basis, Amer will have a 90-day right to purchase enough shares of common stock that it will own 35% of our common shares on a fully diluted basis.  The purchase price for the shares will be the volume weighted average price for the 90 days before the date of the first drawdown.

Limitations on Transfer.  Under the Stockholder Agreement, Amer may not, without the prior written consent of the Board, transfer ownership of any shares of our common stock or warrants for a period of one year after the date of the Stockholder Agreement, except to affiliates of Amer.  Attempted transfers in violation of this restriction are void.

Termination.  The Stockholder Agreement will terminate on the earliest of the date Amer’s ownership of our common stock drops below 10%, the fourth anniversary of the date of the agreement, or the date we and Amer mutually agree in writing to terminate it.

Loan Agreement

Amer has agreed to assist us in obtaining a loan to fund our share of costs related to the development of the Mt. Hope Project, or approximately $700 million, from one or more prime Chinese banks (the “Loan Agreement”).  Amer will guarantee the loan as required by the lenders.

Upon our first drawdown of funds under the Loan Agreement, we will pay Amer a cash arrangement fee equal to 0.75% of the committed amount under the Loan Agreement, reduced by the expense reimbursement amounts paid to Amer under “—Investment and Securities Purchase Agreement—Expense Reimbursement” above.

Item 3.02                   Unregistered Sales of Equity Securities

The description of the Purchase Agreement set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02.  The securities were offered and sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01                   Other Events.

On April 17, 2015, the Company issued a press release announcing the Amer transaction.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Investment and Securities Purchase Agreement dated April 17, 2015, between General Moly, Inc. and Amer International Group Co., Ltd.

Exhibit No.	Description

99.1	Press Release of General Moly, Inc. dated April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: April 21, 2015	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer